UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

VAXGEN, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer incorporation or
organization)		Identification Number)

1000 MARINA BOULEVARD, SUITE 200, BRISBANE, CALIFORNIA 94005

(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code: (650) 624-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2007, the Board of Directors of VaxGen, Inc. approved, upon the recommendation of its Compensation Committee, increased annual base salaries of VaxGen’s named executive officers, as defined in Item 402(a)(3) of Regulation S-K, as follows:

James P. Panek, President and Chief Executive Officer	$390,000
Matthew J. Pfeffer, Senior Vice President, Finance and Administration and Chief Financial Officer	$300,000
Marc J. Gurwith, Senior Vice President, Medical Affairs and Chief Medical Officer	$290,000
Piers C. Whitehead, Vice President, Corporate and Business Development	$280,000
R. Lance Ignon, Vice President, Corporate Affairs	$255,000

The new salaries are retroactively effective to January 1, 2007.

In addition, the Board of Directors also approved a new employment agreement for James P. Panek on terms substantially similar to his previously existing employment agreement, with the exception of an increased base salary as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: February 6, 2007	By:/s/ Matthew J. Pfeffer
Matthew J. Pfeffer

Senior Vice President, Finance and

Administration and Chief Financial Officer